UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2015

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2015, The Spectranetics Corporation (the “Company”) announced that on August 23, 2015, Stacy McMahan accepted an appointment as Chief Financial Officer, effective on her date of hire, which is expected to be September 28, 2015. In this role, Ms. McMahan will report directly to Scott Drake, President and Chief Executive Officer. The Company’s appointment of Ms. McMahan was announced in a press release, dated August 27, 2015, which is attached to this Form 8-K as Exhibit 99.1.
Ms. McMahan, age 51, has most recently served as Senior Vice President, Chief Financial Officer and Treasurer of MSA Safety Incorporated (“MSA”), a global manufacturer of safety products, since September 2013. From December 2012 to August 2013, she served as Senior Vice President, Finance of MSA with oversight of its Internal Audit, Treasury and Decision Support groups. Prior to joining MSA, Ms. McMahan served as Vice President of Finance, Customer Channels Group at Thermo Fisher Scientific, Inc., a global biotechnology product development company, from February 2011 to December 2012. Prior to that position, she spent six years with Johnson & Johnson, a global medical devices, pharmaceuticals and consumer goods manufacturer, serving in the roles of Executive Director, Finance, Vice President, Finance and Chief Financial Officer of several Johnson & Johnson companies from March 2005 to February 2011. Prior thereto, Ms. McMahan spent 16 years with Eli Lilly and Company, a global pharmaceuticals company, where she served in various roles, including in a treasury-oriented position in Brussels, Belgium; as a Finance Manager in Basingstoke Hampshire, UK; and in a Chief Financial Officer role in Sydney, Australia. Ms. McMahan earned a bachelor's degree in finance from Oklahoma State University and an MBA from Harvard Business School.
In connection with her appointment, Ms. McMahan will receive an annual base salary of $435,000 and will be eligible to receive a pro-rated cash bonus under the Company’s annual short-term performance-based cash incentive award program for 2015 with a target incentive opportunity of 65% of her pro-rated 2015 base salary. Ms. McMahan will receive a cash sign-on bonus of $172,000, and a stock option grant valued at approximately $220,251 that will vest over four years and a performance stock unit grant valued at approximately $309,375, 75% of which will vest on December 31, 2016 and 25% will vest on December 31, 2017, based on established performance metrics and terms that are consistent with awards granted to the Company’s other executive officers in 2014. She will participate on the same basis as the Company’s other executive officers in the Company’s annual short-term performance-based cash incentive award program and long-term equity incentive program, and it is expected that Ms. McMahan will enter into a severance and change in control agreement with the Company after six months of employment with the Company. These plans and agreements are described in more detail under the heading “Compensation Discussion and Analysis” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2015. Ms. McMahan also will be entitled to participate in the Company’s health and other benefit plans generally available to the Company’s executive officers. In addition, Ms. McMahan will be eligible to receive reimbursement of relocation expenses. Ms. McMahan will be an “at-will” employee of the Company and will have no specified term as Chief Financial Officer.
Ms. McMahan will replace Guy Childs, who notified the Company of his decision to resign from his position as Chief Financial Officer on March 18, 2015 (see Form 8-K filed March 19, 2015, incorporated by reference). Mr. Childs will continue to serve as an employee of the Company.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 27, 2015, issued by The Spectranetics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	August 27, 2015	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 27, 2015, issued by The Spectranetics Corporation.

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